Exhibit (a)(1)(iv)

LETTER TO CLIENTS

Offer to Purchase for Cash
by

LEGACY ACQUISITION CORP.

of

Up to 6,122,699 Issued and Outstanding Shares of Class A Common Stock
at a Purchase Price of $10.5040 Per Share
in Connection with its proposed Business Combination

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration are Offer to Purchase for Cash, dated October 5, 2020 (this “Offer to Purchase”) and in the related Letter of Transmittal (“Letter of Transmittal,” which, together with this Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Legacy Acquisition Corp. (the “Company”, “we”, “us” or “our”) to purchase up to all 6,122,699 issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, each of which were initially issued as part of units in initial public offering (such shares of Class A Common Stock, the “Public Shares”), at a purchase price of $10.5040 per Public Share, net to the seller in cash, without interest (the “Purchase Price”), for an aggregate purchase price of up to $64,313,141 in cash, subject to the terms and conditions described in this Offer to Purchase. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

The Offer is only available for outstanding shares of Class A Common Stock. The Company also has outstanding units (“Units”) each consisting of one share of Class A Common Stock and one Warrant to purchase one-half of one share of Class A Common Stock. You may tender shares Class A Common Stock that are included in Units, but to do so such Class A Common Stock must first be separated from the Units prior to tendering such Class A Common Stock. You may instruct us to tender shares of Class A Common Stock on your behalf that are included in Units, but to do so such Class A Common Stock must first instruct us to separate shares of Class A Common Stock from the Units prior to tendering such Class A Common Stock . See “The Offer — Procedures for Tendering Public Shares” of the Offer to Purchase. On the terms and subject to the conditions of the Offer, the Company will only pay for Class A Common Stock validly tendered and not properly withdrawn before the Expiration Date.

We are the holder of record of Class A Common Stock held for your account. As such, we are the only ones who can tender your Class A Common Stock in the Offer, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Class A Common Stock we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Class A Common Stock we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.      You may tender your Class A Common Stock and receive the Purchase Price per Class A Common Stock, as indicated in the attached Instruction Form, in cash, without interest;

2.      The Offer, proration period and withdrawal rights will expire at 12:01 A.M., New York City time, on November 4, 2020, unless the Offer is extended;

3.      The Offer is not conditioned upon Legacy obtaining financing or any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions. If certain events occur, the Company may not be obligated to purchase Class A Common Stock pursuant to the Offer. See “The Offer — Conditions of the Offer” of the Offer to Purchase;

4.      The Offer is for up to all 6,122,699 issued and outstanding shares of Class A Common Stock of the Company;

5.      Tendering Class A Common Stock holders who are registered Class A Common Stock holders or who tender their Class A Common Stock directly to the Depositary will not be obligated to pay any brokerage commissions or fees, or solicitation fees except as set forth in the Offer to Purchase and the Letter of Transmittal;

6.      If your shares of Class A Common Stock are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Class A Common Stock may be tendered.

If you wish to have us tender any or all of your shares of Class A Common Stock, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your shares of Class A Common Stock, we will tender all your shares of Class A Common Stock unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer (including, if applicable, sufficient time to effect the separation of the Units). Please note that the Offer and withdrawal rights will expire at 12:01 A.M., New York City time, on November 4, 2020, or such later time and date to which the Offer is extended.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Class A Common Stock. The Company is not aware of any state where the making of the Offer is not in compliance with applicable law. If the company, after a good faith effort to comply, cannot comply with applicable state law, the Company will not make the Offer to the holders of shares of Class A Common Stock residing in that state where the Company is prohibited from making the Offer by administrative or judicial action pursuant to such state law. In any state where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by one or more registered brokers or dealers licensed under the laws of such state.

None of the Company, its officers or its directors, or the Information Agent or the Depositary has made, or is making, any recommendation to you as to whether to tender or refrain from tendering your shares of Class A Common Stock. We have not authorized any person to make any such recommendation. You must make your own decision as to whether to tender your shares in the Offer and, if so, how many shares to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer — Purposes of the Offer; Certain Effects of the Offer; Plans or Proposals” “The Business Combination,” and “The Offer — Important Information Concerning the Company” of the Offer to Purchase. You should discuss whether to tender your Class A Common Stock with your broker or other financial advisor, if any.

If you choose not to tender shares of Class A Common Stock in the Offer, you will not receive cash for your shares of Class A Common Stock.

If you tender shares of Class A Common Stock in the Offer you will not participate in the Company’s Business Combination. Your will only be able to participate in and benefit from the Business Combination if and to the extent that you hold shares of Class A Common Stock through the closing date of the Business Combination.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash
by

Legacy Acquisition Corp.

of

Up to 6,122,699 Issued and Outstanding Shares of Class A Common Stock
at a Purchase Price of $10.5040 Per Share
in Connection with its proposed Business Combination

The undersigned acknowledge(s) receipt of your letter and the offer to purchase for cash dated October 5, 2020 (the “Offer to Purchase”) and the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Legacy Acquisition Corp. (the “Company”, “we”, “us” or “our”) to purchase up to all 6,122,699 issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, each of which were initially issued as part of units in initial public offering (such shares of Class A Common Stock, the “Public Shares”), at a purchase price of $10.5040 per Public Share, net to the seller in cash, without interest (the “Purchase Price”), for an aggregate purchase price of up to $64,313,141 in cash, subject to the terms and conditions described in this Offer to Purchase. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to the Company the number of Class A Common Stock indicated below or, if no number is indicated below, all shares of Class A Common Stock which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

☐      Please check if any or all shares of Class A Common Stock being tendered are part of a Unit. As the Class A Common Stock you are being instructed to tender pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the tender of the outstanding Class A Common Stock.

NUMBER OF CLASS A COMMON STOCK TO BE TENDERED HEREBY:	(1)
SIGNATURE:

(1)    Unless otherwise indicated, it will be assumed that all shares of Class A Common Stock held by us for your account are to be tendered.

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